Exhibit 99.1

NEWS RELEASE

For Immediate Release	Contact:	William W. Sherertz President and Chief Executive Officer

	Telephone:	(360) 828-0700

BBSI DECLARES QUARTERLY CASH DIVIDEND

Also Announces Promotion of James D. Miller on Permanent Basis

VANCOUVER, WASHINGTON, May 16, 2008 - Barrett Business Services, Inc. (Nasdaq trading symbol: BBSI) announced today that its board of directors has approved a regular quarterly cash dividend of $0.08 per share. The cash dividend will be paid on June 12, 2008 to all stockholders of record as of May 29, 2008.

In addition, the Company announced that James D. Miller, who was appointed interim Chief Financial Officer on May 5, was promoted to the position of Vice President-Finance, Treasurer and Secretary effective June 1, 2008. Mr. Miller, who had been the Company’s controller for 14 years, will continue to serve as the Company’s Principal Accounting Officer in addition to his new capacity as Chief Financial Officer.

BBSI provides a comprehensive range of human resource management solutions to large and small companies throughout many regions of the United States.

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